      As filed with the Securities and Exchange Commission on March 5, 2002
                                                           Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               F.N.B. CORPORATION
             (Exact name of registrant as specified in its charter)

               Florida                                  25-1255406
     (State or other jurisdiction        (I.R.S. Employer Identification Number)
  of incorporation or organization)

         F.N.B. Center, 2150 Goodlette Road North, Naples, Florida 34102
               (Address of Principal Executive Offices) (Zip Code)

                    STOCK OPTION AGREEMENTS GRANTED UNDER THE
           PROMISTAR FINANCIAL CORPORATION 1998 EQUITY INCENTIVE PLAN
                        AND ASSUMED BY F.N.B. CORPORATION
                            (Full Title of the Plan)

                             Gary L. Tice, President
                               F.N.B. Corporation
                                  F.N.B. Center
                            2150 Goodlette Road North
                              Naples, Florida 34102
                                 (941) 262-7600

                             ----------------------

                   (Name, address, telephone number, including
                        area code, of agent for service)

                             ----------------------

                               Copy Requested to:
                            Robert C. Schwartz, Esq.
                         Smith, Gambrell & Russell, LLP
                     1230 Peachtree Street, N.E., Suite 3100
                             Atlanta, Georgia 30309
                                 (404) 815-3758

                             ----------------------

                         CALCULATION OF REGISTRATION FEE

============================================================================================================
                                               Proposed Maximum      Proposed Maximum
 Title of Securities        Amount to be      Offering Price Per    Aggregate Offering         Amount of
  to be Registered           Registered           Share(1)              Price(1)            Registration Fee
Options and
Common Stock,                  626,486            $  28.55            $  16,431,855            $  1,512
$0.01 par value                Shares
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(1) Maximum option exercise price of stock options with exercise prices in the range from $18.79 to $28.55, as adjusted for the merger.
(2) Calculated pursuant to rule 457(h) based on the option exercise prices and number of shares issuable at each price.
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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

         The documents listed below are hereby incorporated by reference into this Registration Statement, and all documents subsequently filed by FNB pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents:

1.       FNB's Annual Report on Form 10-K for the fiscal year ended December 31,
         2000;
2. FNB's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001, and September 30, 2001;
3. FNB's Current Reports on Form 8-K filed January 9, 2001, February 6, 2001, March 6, 2001, June 1, 2001, June 14, 2001, and February 28,
         2002; and
4. The description of FNB's common stock contained in FNB's Registration Statement filed under Section 12 of the Exchange Act, including all amendments and reports updating such description.

ITEM 4.           DESCRIPTION OF SECURITIES.

         No response is required to this item.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the common stock registered hereby will be passed upon by James G. Orie, General Counsel of FNB. Mr. Orie owns shares of FNB common stock and holds options to purchase shares of FNB common stock in an aggregate amount which does not exceed 1% of FNB's outstanding shares of common stock.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Florida Business Corporation Act, as amended (the "Florida Act"), provides that, in general, a business corporation may indemnify any person who is or was a party to any proceeding (other than an action by, or in the right of, the corporation) by reason of the fact that he or she is or was a director or officer of the corporation, against liability incurred in connection with such proceeding, including any appeal thereof, provided certain standards are met, including that such officer or director acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and provided further that, with respect to any criminal action or proceeding, the officer or director had no reasonable cause to believe his or her conduct was unlawful. In the case of proceedings by or in the right of the corporation, the Florida Act provides that, in general, a corporation may indemnify any person who was or is a party to any such proceeding by reason of the fact that he or she is or was a director or officer of the corporation against expenses and amounts paid in settlement actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, provided that such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim as to which such person is adjudged liable unless a court of competent jurisdiction determines upon application that such person is fairly and reasonably entitled to indemnity. To the extent that any officers or directors are successful on the merits or otherwise in the defense of any of the proceedings described above, the Florida Act provides that the corporation is required to indemnify such officers or directors against expenses actually and reasonably incurred in connection therewith. However, the Florida Act further provides that, in general, indemnification or advancement of expenses shall not be made to or on behalf of any officer or director if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (i) a violation of the criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe it was unlawful; (ii) a transaction from which the director or officer derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the director has voted for or assented to a distribution made in violation of the Florida Act or the corporation's articles of incorporation; or (iv) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

         FNB's Articles of Incorporation provide that FNB shall indemnify its directors and officers to the fullest extent permitted by law in connection with any actual or threatened action, suit or proceedings, civil, criminal, administrative, investigative or other (whether brought by or in the right of FNB or otherwise) arising out of their service to FNB or to another organization at FNB's request, or because of their positions with FNB. The Articles further provide that FNB may purchase and maintain insurance to protect itself and any such director or officer against any liability, cost or expense asserted against or incurred by him in respect of such service, whether or not FNB would have the power to indemnify him against such liability by law or under the provisions of this paragraph.

         FNB's Bylaws provide that to the fullest extent permitted by law, no director of FNB shall be personally liable for monetary damages for any action taken, or any failure to take any action.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

         No response to this item is required.

ITEM 8.           EXHIBITS.

         The following exhibits are filed with or incorporated by reference in this Registration Statement.

         EXHIBIT
         NUMBER           DESCRIPTION OF EXHIBIT
         -------          ----------------------
         4.1              Articles of Incorporation of F.N.B. Corporation, as amended (incorporated herein by reference to Exhibit
                          4.1 to the Form 8-K filed by FNB on June 1, 2001).

         4.2              Bylaws of F.N.B. Corporation (incorporated herein by reference to Exhibit 4.2 to the Form 8-K filed by FNB on June 1, 2001).

         5.1              Opinion of James G. Orie, Corporate Counsel of FNB

         23.1             Consent of Ernst & Young LLP

         23.2             Consent of Bobbitt, Pittenger & Company, P.A.

         23.3             Consent of James G. Orie, Corporate Counsel of FNB (contained in his opinion filed as Exhibit 5.1)

         24.1             Powers of Attorney (included with signature pages to this Registration Statement)


ITEM 9.           UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Naples, State of Florida, on this 28th day of February, 2002.

                                     F.N.B. CORPORATION



                                     By:   /s/  Gary L. Tice
                                           -------------------------------------
                                           Gary L. Tice
                                           President and Chief Executive Officer

         KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary L. Tice and John D. Waters and each of them (with full power of each of them to act alone), his attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statements pursuant to Rule 462 under the Securities Act or any other instruments he deems necessary or appropriate, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


                       SIGNATURE                                          TITLE                            DATE
                       ---------                                          -----                            ----
/s/  Peter Mortensen
--------------------------------------------------------           Chairman of the Board              February 28, 2002
                    Peter Mortensen

/s/  Gary L. Tice                                             President, Chief Executive Officer
--------------------------------------------------------        and Director (principal executive     February 28, 2002
                      Gary L. Tice                                         officer)

/s/  Stephen J. Gurgovits                                             Vice Chairman                   February 28, 2002
--------------------------------------------------------
                  Stephen J. Gurgovits

/s/ John D. Waters                                            Vice President and Chief Financial
--------------------------------------------------------       Officer (principal financial and       February 28, 2002
                    John D. Waters                                    accounting officer)

                                                                         Director                                , 2002
--------------------------------------------------------                                              -----------
                  W. Richard Blackwood

                                                                         Director                                , 2002
--------------------------------------------------------                                              -----------
                    Alan C. Bomstein

/s/  William B. Campbell                                                 Director                     February 13, 2002
--------------------------------------------------------
                  William B. Campbell

/s/  Charles T. Cricks                                                   Director                     February 13, 2002
--------------------------------------------------------
                   Charles T. Cricks

/s/  Henry M. Ekker                                                      Director                     February 13, 2002
--------------------------------------------------------
                     Henry M. Ekker

/s/  James S. Lindsey                                                    Director                     February 13, 2002
--------------------------------------------------------
                    James S. Lindsey

                                                                         Director                                , 2002
--------------------------------------------------------                                              -----------
                     Paul P. Lynch

/s/  Edward J. Mace                                                      Director                     February 13, 2002
--------------------------------------------------------
                     Edward J. Mace

                                                                         Director                                , 2002
--------------------------------------------------------                                              -----------
                     Robert S. Moss

                                                                         Director                                , 2002
--------------------------------------------------------                                              -----------
                    William A. Quinn

/s/  William J. Strimbu                                                  Director                     February 13, 2002
--------------------------------------------------------
                   William J. Strimbu

/s/  Archie O. Wallace                                                   Director                     February 13, 2002
--------------------------------------------------------
                   Archie O. Wallace

/s/  James T. Weller                                                     Director                     February 13, 2002
--------------------------------------------------------
                    James T. Weller

                                                                         Director                                , 2002
-----------------------------------------------------                                                 -----------
                     Eric J. Werner

                                                                         Director                                , 2002
-----------------------------------------------------                                                 -----------
                    Robert B. Wiley

                                                                         Director                                , 2002
-----------------------------------------------------                                                 -----------
                    Donna C. Winner

                                  EXHIBIT INDEX

         EXHIBIT
         NUMBER            DESCRIPTION OF EXHIBIT
         -------           ----------------------
         5.1               Opinion of James G. Orie, Corporate Counsel of FNB

         23.1              Consent of Ernst & Young LLP

         23.2              Consent of Bobbitt, Pittenger & Company, P.A.

         23.3              Consent of James G. Orie, Corporate Counsel of FNB (contained in his opinion filed as Exhibit 5.1)